Exhibit 99.10

           (Text of graph posted to Ashland Inc.'s website concerning
                    APAC's Rolling 12 month contract awards)

      Rolling 12 Month Construction Awards in 14 APAC States ($, Millions)


               2001       2002       2003       2004       2005       2006
              ------     ------     ------     ------     ------     ------
January        2,081      2,009      1,806      1,763      1,841      2,103
February       2,188      1,886      1,870      1,785      1,919      1,984
March          2,111      1,921      1,757      1,893      1,986      1,944
April          1,973      1,934      1,746      1,924      1,933
May            2,114      1,698      1,781      1,917      1,925
June           2,076      1,807      1,709      1,892      1,973
July           1,958      1,874      1,710      1,780      2,081
August         1,997      1,876      1,745      1,781      2,039
September      2,029      1,771      1,764      1,806      2,082
October        1,971      1,814      1,748      1,828      2,079
November       1,978      1,817      1,712      1,816      2,137
December       2,008      1,784      1,753      1,837      2,062